UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 2, 2020

Date of Report (Date of earliest event reported)

RIBBON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38267	82-1669692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	RBBN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ribbon Communications Inc. (the “Company'”) held its annual meeting of stockholders on June 2, 2020 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Ribbon Communications Inc. Amended and Restated 2019 Incentive Award Plan (as may be further amended from time to time, the “A&R 2019 Plan”).

On April 27, 2020, the Company’s Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the A&R 2019 Plan. The A&R 2019 Plan amends and restates the Company’s 2019 Incentive Award Plan to provide that an additional 7,500,000 shares of the Company’s common stock (subject to adjustment in the event of stock splits, stock dividends, recapitalizations or certain other events) may be issued in respect of awards granted under the A&R 2019 Plan. Awards can be granted under the A&R 2019 Plan to our employees, officers, and non-employee directors, as well as our consultants and advisors. The A&R 2019 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units (including, without limitation, performance stock units), and other stock- or cash-based awards.

The provisions of the A&R 2019 Plan are described further in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2020 (the “Proxy Statement”) under “Proposal 2 – Approval of the Amendment and Restatement of Ribbon’s 2019 Incentive Award Plan.” The foregoing summary of the A&R 2019 Plan is qualified in its entirety by reference to the complete text of the A&R 2019 Plan, which was filed as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed on June 2, 2020 with the SEC, and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting to consider and vote upon the matters listed below. A total of 126,875,069 shares of common stock were present in person or represented by proxy at the Annual Meeting, representing approximately 87.65% of the Company’s outstanding common stock as of the April 6, 2020 record date. The following are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the SEC on April 29, 2020 (the “Proxy Statement”).

Item 1 – Election of nine directors for a term of office expiring on the date of the annual meeting of stockholders in 2021 and until their respective successors have been duly elected and qualified.

Director	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
R. Stewart Ewing, Jr.	111,885,919	169,568	334,675	14,484,907
Bruns H. Grayson	110,648,953	1,448,111	293,098	14,484,907
Beatriz V. Infante	110,738,259	698,404	953,499	14,484,907
Richard J. Lynch	110,707,582	1,389,115	293,465	14,484,907
Kent J. Mathy	111,021,896	355,316	1,012,950	14,484,907
Bruce W. McClelland	112,138,422	168,563	83,177	14,484,907
Krish A. Prabhu	111,926,398	176,728	287,036	14,484,907
Scott E. Schubert	110,704,788	1,369,879	315,495	14,484,907
Richard W. Smith	111,008,292	1,048,240	333,630	14,484,907

All of the Company’s nominees named above were elected, having received more votes cast “for” their election than “against” their election.

Item 2 – Approval of the Ribbon Communications Inc. Amended and Restated 2019 Incentive Award Plan.

Votes For	100,618,891
Votes Against	11,535,808
Votes Abstained	235,463
Broker Non-Votes	14,484,907

Based on the foregoing vote, Item 2 was approved.

Item 3 – Ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Votes For	126,247,642
Votes Against	549,160
Votes Abstained	78,267
Broker Non-Votes	0

Based on the foregoing vote, Item 3 was approved.

Item 4 – The non-binding advisory vote on the compensation of the Company’s named executive officers, as disclosed in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and related narratives contained in the Proxy Statement.

Votes For	110,478,784
Votes Against	1,450,842
Votes Abstained	460,536
Broker Non-Votes	14,484,907

Based on the foregoing vote, Item 4 was approved. The Compensation Committee of the Board of Directors of the Company will consider the outcome of the advisory vote when making future compensation decisions relating to the compensation paid to the Company’s named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2020	Ribbon Communications Inc.

	By:	/s/ Justin K. Ferguson
Justin K. Ferguson
Executive Vice President and General Counsel

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